Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB2, under the caption "Experts", the reference to our report dated March 30, 2003 with respect to the Consolidated Financial Statements of Kaire Holdings, Incorpotated (the "Company"), for the years ended December 31, 2002 and 2001.

/s/ Pohl, McNabola, Berg & Company LLP

Pohl, McNabola, Berg & Company LLP

February 12, 2003
San Francisco, California